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                                                                     EXHIBIT 3.8

                                                                          [SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                ACI AMERICA, INC.

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware
                ------------------------------------------------

          ACI America, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          "FIRST:  The name of the Corporation is ACI America Holdings Inc."

          2. The amendment herein set forth has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its President and attested by its Secretary this 16th day of March, 1983.

                                                     ACI AMERICA, INC.

                                                     /s/ Louis Begley
                                                     ---------------------------
                                                                       President

Attest:

/s/ [ILLEGIBLE]
-------------------------
                Secretary

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                                                                  EXHIBIT 3.8a

                                                                          [SEAL]

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            ACI AMERICA HOLDINGS INC.

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware
                ------------------------------------------------

          ACI America Holdings Inc., a corporation existing and organized under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is two thousand four hundred (2,400) shares of Common Stock, without par value."

          2. The amendment herein set forth has been duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its President and attested by its Secretary this 31 day of March, 1987.

                                                     ACI AMERICA HOLDINGS INC.

                                                     /s/ Huw G. Davies
                                                     ---------------------------
                                                                       President

Attest:

/s/ R. M. Watson
--------------------
           Secretary